Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

Dated as of October 30, 2012

Reference is made to that certain Second Amended and Restated Employment Agreement (the “Original Agreement”), made as of August 8, 2011, by and among TMS International Corp., a Delaware corporation (“TMS International”), Tube City IMS Corporation, a Delaware corporation (the “Company”), and Joseph Curtin (the “Executive”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Original Agreement.

For good and valuable consideration (including the promises set forth herein), the receipt and sufficiency of which are hereby acknowledged, each of the Company and Executive intending to be legally bound, hereby agree as follows:

1. Amendment.

A.	Section 1A(b) of the Original Agreement is amended and restated in its entirety as follows:

“Effective January 1, 2013 and during the remainder of the Employment Period, Executive shall report to the Board (as defined below), and shall initially serve as the Executive Chairman of each of TMS International and the Company or in such other senior managerial capacities of the Company or any of its subsidiaries, as requested by the Board. Executive’s responsibilities as Executive Chairman are to be mutually agreed upon by Executive and the Board.”

B.	The following sentence shall be inserted after the first sentence in Section 1B(b) of the Original Agreement:

“The annual bonus shall be targeted at $800,000 for the Company’s fiscal year beginning January 1, 2013 and $600,000 for the Company’s fiscal year beginning January 1, 2014. In addition, Executive shall be eligible to earn a supplemental bonus of up to $150,000 for the Company’s fiscal year beginning January 1, 2013.”

C.	The following sentence shall be inserted after the first sentence in Section 1B(c) of the Original Agreement:

“Notwithstanding the foregoing, Executive will not receive any new stock option grants after January 1, 2013.”

2. Miscellaneous. Except as modified hereby, the provisions of the Original Agreement, shall remain unmodified, and, subject to the amendments contained herein, the Original Agreement is hereby confirmed as having been validly executed and delivered by each of the undersigned and as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without reference to or giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Second Amended and Restated Employment Agreement to be executed and delivered as of the date first above written.

TMS INTERNATIONAL CORP.

By:	/s/ Daniel E. Rosati
Name: Daniel E. Rosati
Title: Executive Vice President and Chief Financial Officer

TUBE CITY IMS CORPORATION

By:	/s/ Daniel E. Rosati
Name: Daniel E. Rosati
Title: Executive Vice President and Chief Financial Officer

/s/ Joseph Curtin
JOSEPH CURTIN

SIGNATURE PAGE TO FIRST AMENDMENT TO CURTIN SECOND A&R EMPLOYMENT AGREEMENT